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                                                                    Exhibit 10.7

           FIRST AMENDMENT TO EQUIPMENT AND COMMERCIAL REVOLVING LINE
               CREDIT AGREEMENT AND RATIFICATION OF LOAN DOCUMENTS

         This First Amendment to Equipment and Commercial Revolving Line of Credit Agreement and Ratification of Loan Documents (the "FIRST AMENDMENT") is dated as of June 25, 2003, by and between CITIZENS BANK OF MASSACHUSETTS (the "BANK"), a Massachusetts banking institution with a principal place of business at 28 State Street, Boston, Massachusetts 02109, and HITTITE MICROWAVE CORPORATION (the "BORROWER") a Delaware corporation with a principal place of business at 12 Elizabeth Drive, Chelmsford, Massachusetts 01824.

         WHEREAS, the Bank extended to the Borrower a revolving line of credit facility in the amount of Four Million ($4,000,000.00) Dollars (the "REVOLVING CREDIT") and an equipment line of credit facility in the amount of Four Million ($4,000,000.00) Dollars (the "EQUIPMENT CREDIT") as set forth in an Equipment and Commercial Revolving Line of Credit Agreement dated September 30, 2001 (the "ORIGINAL CREDIT AGREEMENT" and together with all modifications and amendments the "CREDIT AGREEMENT");

         WHEREAS, the Borrower and the Bank entered into a Modification Agreement dated June 7, 2002 extending the Conversion Date of the Equipment Credit from May 31, 2002 to July 31, 2002, and a subsequent Modification Agreement dated August 21, 2002 whereby the availability of Loans under the Equipment Credit was reduced to Two Million (2,000,000.00) Dollars and the Conversion Date was extended to May 31, 2003;

         WHEREAS, subject to the terms and conditions of this First Amendment, the Borrower and the Bank have agreed to: (a) extend the Termination Date of the Revolving Credit to from May 31, 2003 to May 31, 2005; (b) extend the Conversion Date of the Equipment Credit to from July 31, 2002 to May 31, 2004; (c) amend the interest rate options under the Equipment Credit to a rate per annum after the Conversion Date, at the election of the Borrower, of either (1) the Prime Rate; or (2) the LIBOR Lending Rate for one month Interest Periods (defined in Exhibit A-1) plus two hundred (200) basis points, (d) reduce the maximum amount of purchase money financing permitted to One Million ($1,000,000.00) Dollars; and (e) increase the minimum Tangible Net Worth covenant to Twenty Million ($20,000,000.00) Dollars;

         NOW THEREFORE, in consideration of good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1.       The Credit Agreement is hereby amended as follows:

                  (a)      (i)      The definition of Termination Date in
Section 1.01 of the Credit Agreement is hereby amended to substitute the date "May 31, 2005" in lieu of May 31, 2003, thereby extending the Termination Date to May 31, 2005; and

                           (ii)     The definition of "Obligations" is hereby
amended, by adding the following sentence at the end thereof:

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                           "Without limiting the generality of the foregoing,
                           the term "Obligations" shall also include all liabilities of the Borrower under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements entered into between the Borrower and the Bank and designed to protect the Borrower against fluctuations in interest rates or currency exchange rates. "

                  (b) Section 2.011 is hereby amended by substituting the following section in lieu thereof:

                  The Bank shall, from time to time, prior to the Termination Date, make loans to the Borrower under and pursuant to the terms of the Revolving Credit Note of even date (the "REVOLVING CREDIT NOTE"), as it may be extended or renewed, substituted or replaced, in an aggregate amount not to exceed the lesser of (i) Four Million ($4,000,000.00) Dollars (the "REVOLVING CREDIT") or (ii) the Revolving Credit Limit as described below. The loans made pursuant to this section and
                  Section 2.012 shall be known as the "LOAN" or "LOANS", as the context requires or permits.

                  (c) Section 2.012 of the Credit Agreement is hereby amended by extending the Conversion Date of the Equipment Credit to May 31, 2004. Advances which are termed out under the Equipment Credit shall be evidenced by one or more separate commercial promissory notes, each in a form substantially identical to Exhibit A-1 annexed hereto, which Exhibit A-1 is substituted in lieu of the Exhibit A-1 attached to the Original Credit Agreement. The parties hereby confirm that the Equipment Credit has previously been amended so that the aggregate of all Loans under the Equipment Credit shall not exceed Two Million (2,000,000.00) Dollars at any time.

                  (d) Section 2.03 (b) of the Credit Agreement is hereby amended to provide that interest on Loans under the Equipment Credit shall accrue at a rate equal to (i) prior to the Conversion Date, the Prime Rate, payable monthly in arrears as described in the Master Equipment Promissory Note, as amended by a First Amendment and Allonge to Master Equipment Promissory Note of even date herewith; and (ii) after the Conversion Date, or earlier for such portions of the Equipment Credit as the Borrower elects to term out prior to the Conversion Date, at an interest rate, at the election of the Borrower, of either
(1) the Prime Rate; or (2) at the LIBOR Lending Rate for one (1) month Interest Periods plus 200 basis points (the "APPLICABLE MARGIN"), as further described on Exhibit A-1 and the Rider attached thereto.

                  (e) Section 6.01(3) of the Credit Agreement is hereby amended by substituting the language "One Million ($1,000,000.00)" in lieu of the language "Two Million ($2,000,000.00)", thereby reducing the maximum aggregate amount of purchase money financings permitted under the Credit Agreement from Two Million ($2,000,000.00) Dollars to One Million ($1,000,000.00) Dollars.

                  (f) Section 7.02 of the Credit Agreement is hereby amended by substituting the language, "Twenty Million ($20,000,000.00)" in lieu of the language, "Seventeen Million

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($17,000,000.00)", so as to impose the requirement that the Borrower shall at all times maintain a minimum tangible net worth of not less than Twenty Million ($20,000,000.00) Dollars.

         2. Simultaneously herewith, the Borrower shall deliver to the Bank the following documents:

                  (a)      An Amendment and Allonge to Revolving Credit Note;

                  (b) An Amendment and Allonge to Master Equipment Promissory Note;

                  (c) A Secretary's Certificate attesting to the authority of the person executing this First Amendment and the other documents contemplated hereby, including the above referenced Amendments and Allonges; and

                  (d) An updated insurance certificate on ACORD Form no. 27 concerning property and casualty insurance naming the Bank as the loss payee; and

                  (e) Such other documents and instruments as the Bank shall reasonably require.

         3. Except as expressly set forth herein, the Borrower hereby acknowledges and agrees that the Original Credit Agreement, as previously amended, remains unmodified and in full force and effect. Further, the Borrower hereby acknowledges and agrees that the other loan documents heretofore executed and delivered by the Borrower, evidencing the Obligations, including, without limitation, the Master Equipment Promissory Note dated September 30, 2001 in the original principal amount of Four Million ($4,000,000.00) Dollars, as previously amended by a Modification Agreement dated August 21, 2002, as further amended by an Amendment and Allonge to Master Equipment Promissory Note of even date, the Revolving Credit Note dated September 30, 2001 in the original principal amount of Four Million ($4,000,000.00) Dollars, as further amended by an Amendment and Allonge to Revolving Credit Note of even date, the Security Agreement executed and delivered by the Borrower (the "Security Agreement"), dated September 30, 2001, and all other related documents and instruments executed and delivered by Borrower, and all extensions and modifications thereof and amendments and supplements thereto and all UCC financing statements (collectively the "Loan Documents") remain in full force and effect, and the Borrower hereby ratifies and confirms that all Obligations of the Borrower to the Bank, whether now existing or hereafter arising, remain secured by a first lien on all assets of the Borrower granted pursuant to the Security Agreement.

         4.       The Borrower represents and warrants that:

                  (a) the representations and warranties contained in Credit Agreement and in the Security Agreement remain true and accurate in all material respects;

                  (b) no Default or Event of Default has occurred and is continuing, or will result from this First Amendment, and no event has occurred which with the giving of notice and or the lapse of time; or both, would constitute a Default or Event of Default under the Credit Agreement or any of the other Loan Documents; and

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                  (c)      there has been no material adverse change in the
assets, liabilities, financial condition or business of the Borrower, since the date of the Financial Statements most recently given by the Borrower.

         5. The Borrower represents and warrants to the Bank, and agrees, that the Borrower has no defenses, set-offs or counterclaims to the payment of its liabilities and obligations to the Bank under the Loan Documents. To the, extent any such defenses, set-offs or counterclaims ever existed, Borrower hereby waives them, and the Borrower hereby releases, remises and forever discharges the Bank, its agents, directors, officers, employees and attorneys, of and from and all claims now existing of the Borrower, against the Bank, its agents, directors, officers, employees and attorneys.

         6. The Borrower agrees, warrants, represents and certifies to the Bank that the obligations and liabilities of the Borrower arising out of and/or under the Loan Documents are the legal, valid, binding obligations of the Borrower, where applicable, and the Borrower hereby ratifies, reaffirms, confirms, and agrees to be bound to the Bank for its obligations under the Loan Documents, as amended herein and/or hereafter.

         7. The Borrower agrees and warrants, ratifies, confirms and reaffirms to the Bank that all liens, encumbrances and security interests, under the Loan Documents granted to the Bank, including, without limitation, the Security Agreement and the liens granted pursuant thereto, continue to remain valid, perfected and enforceable by the Bank, without the necessity of any further action or recording, and secure all obligations arising under the Credit Agreement, including without limitation, the Revolving Credit and the Equipment Credit;

         8. Except as otherwise prohibited by law, if at all, the Borrower agrees that any and all now existing and/or hereafter arising deposits, or other sums, certificates, instruments and/or securities at any time credited by, or due to, the Borrower from the Bank, now existing and/or hereafter arising (all the foregoing collectively called "DEPOSITS") shall, at all times, constitute security for all the obligations of the Borrower, and/or any and all other liabilities, now existing and/or hereafter arising of the Borrower to the Bank, and, after any Event of Default or default, may be held, applied and/or set off by the Bank, against the liabilities at any time of the Borrower, whether or not other collateral is held by otherwise available to the Bank.

         9. The Borrower acknowledges that: (a) the Bank has made no agreements, warranties, representations or promises in connection with this Agreement except as set forth herein, and (b) Borrower have received from the Bank good and adequate consideration in connection with the execution of this Agreement; and (c) the responsibility of the attorney for the Bank is to protect the interest of the Bank, and the Borrower may, at Borrower's own expense, engage one or more attorneys of their own selection to represent the Borrower.

         10. This Agreement may be executed in any number of counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be considered an original, and when taken together with other signed counterparts, shall constitute one agreement, which shall be binding upon and effective as to all parties. This Agreement and the rights and obligations hereunder may not be modified, amended or waived, whether in whole or in part, orally or otherwise, except by written instrument signed by the Bank, its successors or

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assigns. This Agreement is binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns. This Agreement shall be deemed to have been executed and delivered within the Commonwealth of Massachusetts, and the rights and obligations of the parties hereto shall be construed and enforced in accordance with, and governed by, the laws of the Commonwealth of Massachusetts. Each party has cooperated in the drafting and preparation of this Agreement; hence, in any construction to be made of this Agreement, the same shall not be construed against any party.

         11. The Borrower agrees to execute, acknowledge and deliver such further instruments and perform such additional acts as the Bank shall reasonably require in order to effectuate the intent of this Agreement. The Borrower shall be responsible to pay any and all costs and expenses reasonably incurred by the Bank in connection with this First Amendment, including, without limitation, all reasonable attorneys fees, and hereby authorizes the Bank to charge the Borrower's account for reimbursement of the same.

         12. Except as otherwise set forth herein, capitalized terms shall have the meaning ascribed to them in the Original Credit Agreement, as amended. All references to the Bank shall mean Citizens Bank of Massachusetts, as successor by merger to USTrust, and all references to the Prime Rate shall mean the Citizens Bank of Massachusetts Prime Rate, as announced by the Bank from time to time, said rate to automatically change effective on the date of an announcement of a change in the Prime Rate.

         13. This First Amendment, together with the Original Credit Agreement, as previously amended, and the other Loan Documents contain the entire agreements between the parties concerning the subject matter of said agreements and supersede all prior understandings, may be modified or amended only by written agreement and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

         14. The Bank hereby waives any the default in the Credit Agreement which arose from the Borrower's failure to deliver a Quarterly Backlog Schedule for the fiscal quarter ending December 31, 2002 pursuant to Section 5.08(8) of the Credit Agreement; however, the forgoing waiver is a one time waiver of Bank's right to declare an Event of Default arising from the Borrower's failure to adhere and satisfy the covenants required to be observed, and the waiver on this occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion or to a waiver of any other defaults which may come to the Bank's attention.

         IN WITNESS WHEREOF, the parties have executed or caused this agreement to be executed by their respective officers hereunto duly authorized, as of the day first written above and it and shall take effect as a sealed instrument.

                                               HITITTE MICROWAVE CORPORATION

                                               By: /s/ Yalcin Ayasi
                                                   -------------------------
                                               Yalcin Ayasli, President

                                               CITIZENS BANK OF MASSACHUSETTS

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                                               By:
                                                  ----------------------------
                                               Nathan E. Pusey, Vice President

                        THE COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss                                                      July __, 2003

         Then personally appeared Yalcin Ayasli, President of Hittite Microwave Corporation, known to me, and acknowledged the foregoing to be his duly authorized and free act and deed as President and Treasurer and the free act and deed of Hittite Microwave Corporation.

                                               /s/ William Sylvanowicz
                                               -------------------------------
                                               Notary Public
                                               My commission expires:

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